UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): July 7, 2015

GREATBATCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 7, 2015, Greatbatch, Inc. (the "Company") announced the election of Jean Hobby, M. Craig Maxwell and Filippo Passerini to its Board of Directors (the "Board"), effective July 2, 2015. Ms. Hobby and Mr. Maxwell will serve on the Board's Audit Committee and Technology Strategy & Investment Committee, and Mr. Passerini will serve on the Board's Corporate Governance & Nominating Committee and Technology Strategy & Investment Committee. As a director, each will be entitled to receive remuneration in accordance with the Company's director compensation program disclosed in the Company's most recent proxy statement filed with the SEC on April 13, 2015. Ms. Hobby's, Mr. Maxwell's and Mr. Passerini's terms as director will continue until their respective successors are elected or their earlier resignation or removal.

Ms. Hobby served as a global strategy officer at PricewaterhouseCoopers, LLP from 2013 until her retirement in June 2015 following a 33-year career at that firm. Ms. Hobby was based in PricewaterhouseCoopers' Dallas office, where she was responsible for leading, developing and articulating the global business case for change. From 2008 to 2013, Ms. Hobby served as PWC's U.S. Sector leader where her responsibilities included P&L, daily operations, PCAOB interaction and global clients. From 2005 to 2008, she served as PWC's Chief Financial Officer with responsibility for finance, treasury, mergers & acquisitions, external reporting, compliance, governance and real estate. As Regional Assurance Audit Leader from 2002 to 2005, Ms. Hobby led a 12-state practice.

Mr. Maxwell is the Vice President and Chief Technology and Innovation Officer for Parker Hannifin Corporation, a Fortune 250 company located in Cleveland, Ohio, with annual sales of $13 billion, 58,000 employees and operations in 50 countries. Parker Hannifin is the global leader in motion and control technologies and systems, providing precision-engineered solutions for a wide variety of mobile, industrial and aerospace markets. Mr. Maxwell's responsibilities include leading Parker Hannifin in new and emerging markets and the implementation of Parker Hannifin's new product development process. Additionally, Mr. Maxwell is responsible for Parker Hannifin's technology incubator designed to facilitate cross group opportunities that leverage the company's broad and diverse portfolio of products and technology to develop emerging opportunities, such as Indego, a robotic exoskeleton that allows paraplegics to walk.

Mr. Maxwell joined Parker in 1996 as Manager, New Product Development for the Parker Racor Division, and was later promoted to Division Engineering Manager. Prior to assuming his current position, he led Parker Hannifin's fuel cell development program as head of the Fuel Cell Systems Business Unit at the Fluid Control Division. Prior to joining Parker Hannifin, Mr. Maxwell held a number of engineering positions with Stanadyne Corporation's Diesel Systems Group, where he worked for 15 years.

Mr. Passerini recently joined the Carlyle Group as an Operating Executive in U.S. Buyouts following his retirement from a 30-year career at the Procter & Gamble Company. From January 2015 until his retirement in June, he served as Officer on Special Assignment to the President and CEO of Procter & Gamble. Prior to that, Mr. Passerini served as Procter & Gamble's Group President, Global Business Services and Chief Information Officer, positions he has held since February 2008 and July 2004, respectively. He joined Procter & Gamble in 1981 and held executive positions in the United Kingdom, Greece, Italy, Turkey, Latin America and the United States. On behalf of the Procter & Gamble organization, he oversaw over 170 distinct services in 70 countries and led the integration of Procter & Gamble's IT and services groups, one of the largest and most progressive shared services organizations in the world.

A copy of the press release announcing the election of these new directors is attached as exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release dated July 7, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015	GREATBATCH, INC.
	By:	/s/ TIMOTHY G. MCEVOY Timothy G. McEvoy Senior Vice President, General Counsel Secretary